Exhibit 10.8


                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF COLORADO


                           Civil Action No. 97-D-2214

LEE RASMUSSEN, minority shareholder of record; DOUG RICHMOND; JEFF T. COATES; ERNEST REEVES; VERNON RASMUSSEN; SHEILA RASMUSSEN; BEVERLY DITTEMORE; CHRISTY OLSEN, minority shareholders in street name;

                  Plaintiffs,

v.

SPURLOCK INDUSTRIES, INC., a Virginia corporation; HAROLD N. SPURLOCK; IRVINE R. SPURLOCK; H. NORMAN SPURLOCK, JR.; PHILLIP S. SUMPTER; WARREN E. BEAM, JR.; LLOYD PUTMAN, as individuals;

                  Defendants.

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                      STIPULATION AND SETTLEMENT AGREEMENT

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         This derivative  action was commenced  initially by seven owners of the common  stock  of  Spurlock  Industries,  Inc.,  a  Virginia  corporation  (such
corporation,   its  predecessors,   subsidiaries  and  affiliates,   hereinafter
collectively referred to as the "Corporation"), on behalf of the Corporation, alleging that the Corporation had been damaged by the actions of certain of its current and former directors and asserting that such claims should be pursued on behalf of the Corporation. The Corporation was included as a nominal defendant. An eighth plaintiff was added later.

         Promptly following the filing of plaintiffs' complaint (the "Complaint"), the Corporation's board of directors appointed a special litigation committee (the "SLC") consisting of two independent outside directors who were not named defendants in the Complaint. The

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SLC was delegated all of the Board of Directors'  corporate powers and authority with respect to the lawsuit, including investigating the facts surrounding plaintiffs' substantive allegations; determining whether maintaining the suit was in the best interests of the Corporation and its shareholders; retaining independent legal counsel to assist the SLC's investigation; and taking all other action that the SLC might deem necessary or appropriate.

         The SLC conducted an extensive investigation of the facts, circumstances and transactions alleged in plaintiffs' Complaint. The SLC examined and analyzed thousands of pages of documents produced by the Corporation, interviewed numerous witnesses alleged to have knowledge concerning the claims set forth in the Complaint, and employed an independent certified public accounting firm to conduct an examination of the Corporation's books. The SLC's findings as a result of the investigations are set out in the Report of the Special Litigation Committee of Spurlock Industries, Inc. and the Supplemental Report of the Special Litigation Committee of Spurlock Industries, Inc., both of which reports have previously been filed with the Court in this action. The SLC concluded that there was merit in certain claims which were implicitly embodied within Claim Three of the Complaint; and the SLC vigorously pursued such claims on behalf of the Corporation, resulting in a recovery by the Corporation of cash, a judgment and a secured note totaling approximately $500,000. The SLC further concluded that the remaining claims alleged in the Complaint either had no merit or had resulted in no damage to the Corporation.

         The plaintiffs also conducted their own investigation and interviewed potential witnesses, and they have studied the reports of the SLC. They are satisfied with the independence of the SLC and the scope and thoroughness of its investigations. Accordingly, on the basis of their factual investigation, their study of the reports filed by the SLC, and their assessment of the risks



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and hazards of further  litigation,  plaintiffs  have concluded that all damages which the Corporation may have suffered by reason of certain matters alleged in their Complaint have been recovered by the Corporation and that the Corporation has suffered no damages as a result of the remaining allegations, even if those allegations could be proved. Accordingly, plaintiffs have concluded that a settlement of the litigation on the terms and conditions described below would be fair, reasonable and adequate to plaintiffs and to the Corporation and its shareholders. The defendants, while denying and disclaiming wrongdoing of any kind whatsoever and denying any damage to the Corporation which has not been fully repaid to or otherwise recovered by the Corporation, have nevertheless agreed to enter into a settlement in order to recognize plaintiffs' efforts in investigating, filing and prosecuting this derivative action which prompted a thorough investigation by the SLC and resulted in a recovery by the Corporation of approximately $500,000; to avoid the further expense of burdensome and protracted litigation; and finally to put to rest the claims which have been alleged in this litigation. Moreover, plaintiffs and defendants desire by this settlement to facilitate, to the extent feasible, the potential sale of the Corporation or all or a portion of its assets to persons who have expressed an interest in purchasing same.

         IT IS, THEREFORE, STIPULATED AND AGREED by and among the parties in this action that this action shall be settled and compromised, upon approval of the Court, after notice to shareholders and a hearing pursuant to Fed. R. Civ.
P. 23.1, on the terms and conditions set forth below. This Stipulation and Settlement Agreement shall hereafter be termed the "Agreement," "action" shall mean the civil action captioned above, and certain other terms will be used as defined in this Agreement.

         1. The undersigned represent that they are authorized to execute this Agreement and to take all steps which this Agreement contemplates to effectuate the settlement of this action,



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and the  parties  agree  that  they will take all  steps  which  this  Agreement contemplates to effectuate the settlement of this action.

         2. The intent and purpose of this Agreement are to effect the full and final disposition of: (a) all claims, rights, or causes of action (state or federal, including but not limited to claims arising under the federal securities laws, any rules or regulations promulgated thereunder, or otherwise), whether known or unknown, that are, could have been, or might in the future be asserted by any of the plaintiffs, whether on behalf of themselves directly or derivatively, representatively, or in any other capacity, against any of the defendants, including the Corporation, (regardless of whether any such defendant has been served or entered an appearance in this action) and their respective present or former directors, officers, employees, general and limited partners and partnerships, principals, agents, attorneys, subsidiaries, affiliates, associates, parents, predecessors, successors, assigns, heirs, executors, and administrators, or personal representatives (collectively, the "Released Persons"), or against anyone else in connection with, or that arise now or hereafter out of or are related to, the settlement (except for compliance with the settlement) or any matters, transactions, circumstances or occurrences referred to in the Complaint, or the fiduciary or disclosure obligations of any of the Released Persons with respect to any of the foregoing; and (b) all claims, rights, or causes of action, known or unknown, that are, could have been, or might in the future be asserted on behalf of the Corporation or any shareholder against any Released Person or against anyone else in connection with, or that arise now or hereafter out of or are related to, the settlement or any matters, transactions, circumstances or occurrences referred to in the Complaint, or the fiduciary or disclosure obligations of any of the Released Persons with respect to the any of the foregoing



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(collectively,  the  "Settled  Claims").  However,  except  as may be  expressly provided herein, this Agreement shall not affect any existing contract between the Corporation and any defendant, nor shall it affect any existing judgment in favor of the Corporation.

         3. In consideration of paragraph 2 above, on or before the tenth Business Day after the day upon which the order approving the settlement of the lawsuit and dismissing with prejudice all claims brought in the derivative action, through the date of this Agreement, shall have become a Final Order and all appeal periods have run:

                  (a) the Corporation will pay to the plaintiffs out of the amounts recovered by the SLC the sum of $22,500, representing reimbursement of the plaintiffs' legal fees incurred in the investigation, preparation and filing of the action, and the further sum of $75,000 in cash in recognition of the benefits conferred upon the Corporation and its shareholders by virtue of the investigation which was commenced by the Corporation as a result of plaintiffs' lawsuit, which resulted in a recovery to the Corporation of approximately $500,000 in cash, a judgment, and a secured note; and

                  (b) the Corporation will deliver to the plaintiffs 50,000 shares of the common stock of the Corporation, subject to the restrictions on such stock hereinafter set forth.

         4. By separate agreement (the "Spurlock Agreement") with the Spurlock Family Limited Partnership (the "Family Partnership"), the plaintiff Lee Rasmussen ("Rasmussen") and others (collectively, the "Rasmussen Group") have compromised and settled for separate consideration the direct claims they asserted on their own behalf in the Sixth Claim of the Complaint and all other claims they may have individually, or as representatives of any other person, on account of alleged conduct of any of the Corporation's present or former directors, officers, employees, partners, principals, agents, attorneys, subsidiaries, affiliates, predecessors



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or their successors,  assigns, heirs or personal representatives,  none of which claims is a derivative claim. The Family Limited Partnership/Rasmussen Group separate settlement of non-derivative claims, which provides for Rasmussen to receive 225,000 shares of common stock in the Corporation presently owned by the Family Limited Partnership and for members of the Rasmussen Group to have the right to "put" to the Family Limited Partnership certain shares, is at no cost to and places no obligations on the Corporation. Harold N. Spurlock, Irvine R. Spurlock and H. Norman Spurlock, Jr., as evidenced by their signatures hereto, agree that neither the Corporation nor its insurers nor any other person shall be required to, and that they will not seek to have the Corporation, its insurers, or any other person, indemnify, reimburse or hold harmless any of them for any liabilities, losses, costs, damages, injuries, claims, demands and expenses, including legal expenses, arising from or related to the settlement between the Spurlock Family Limited Partnership and the Rasmussen Group; and
Harold N. Spurlock, Irvine R. Spurlock and H. Norman Spurlock, Jr. hereby expressly waive and release any claim thereto.

         5. As soon as practicable after the execution of this Agreement, counsel shall submit this Agreement to the Court for approval of submission of its terms by notice to all shareholders of record of the Corporation's stock, and shall submit to the Court a proposed order containing the following provisions, which are hereby consented to by the parties signatory hereto:

                  (a) Approving the appropriate forms of notice to be given to shareholders ("Notice") and the manner of giving such Notice, and directing that such Notice be given by the Corporation on or before a date certain (the "Notice Date"), as well as containing the manner for filing proof of the giving of such Notice and such other provisions as shall be appropriate with respect to Notice.


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                  (b)  Directing  that  a  hearing  be  held  to  determine  the fairness, reasonableness, and adequacy of the settlement and whether it should be approved by the Court; fixing a date for such hearing; and providing that any shareholder who objects to the approval of this settlement or to the judgment to be entered as a result of its approval may appear at the hearing, upon conditions stated, and show cause why the settlement should not be approved as fair, reasonable and adequate and why final judgments pursuant to Rule 54(b) should not be entered.

                  (c) Requiring that the objection of any person must be made in writing and that such objection together with any supporting papers must be filed with the Court more than ten (10) days prior to the hearing set by the Order and served on counsel designated in the Order.

                  (d) Providing that, upon approval of the settlement, all shareholders and the Corporation shall forever be barred from prosecuting the Settled Claims.

         6. In advance of the hearing at which final approval by the Court of the Settlement is sought, counsel for plaintiffs and counsel for defendants shall jointly file a motion for an Order, which shall constitute a final judgment pursuant to Rule 54(b) as to all claims on behalf of the Corporation and its shareholders:

                  (a) Finding that adequate notice has been given, approving this Agreement and the Settlement and adjudging the terms hereof to be fair, reasonable and adequate and directing consummation of the Settlement in accordance with the terms and conditions of this Agreement.

                  (b) Dismissing the Complaint, all claims therein, and all related claims on the merits, without costs, in favor of the defendants and with prejudice to plaintiffs, individually, and on behalf of the Corporation and its shareholders; and



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                  (c) Providing that all shareholders and the Corporation  shall forever be barred from prosecuting the Settled Claims.

         7. With respect to any shares of stock delivered to any plaintiff under the Settlement (the "Shares"), each plaintiff hereby represents and warrants to the Corporation and all other defendants that:

                  (a) Each plaintiff is acquiring the Shares as an investment for his/her own account, as principal, and not with a view towards the resale or distribution thereof; he/she has no intention, agreement or arrangement to divide his/her interest in the Shares with others or to assign, transfer or otherwise dispose of any or all of the Shares unless and until the Shares are registered or an exemption from such registration is available under applicable federal and state securities laws.

                  (b) Each plaintiff, either alone or together with his/her representatives, has such knowledge and experience in financial and business matters that he/she is capable of evaluating the Corporation and the merits and risks of an investment in the Shares.

                  (c) Neither the Corporation nor any person acting on behalf of the Corporation made any offer of the Shares by means of any form of general solicitation or general advertising.

                  (d) Each plaintiff has been furnished with a copy of the Corporation's Form 10-K for the fiscal year ended December 31, 1997, and copies of the Corporation's Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, and has been afforded the opportunity to obtain any additional information necessary to make an informed investment decision on the Shares.



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         8. Each plaintiff agrees that the Shares will bear a restrictive legend prohibiting transfers thereof except in compliance with applicable federal and state securities laws and will not be transferred of record except upon adequate evidence of compliance therewith. The Corporation may require that each plaintiff provide the Corporation with an opinion of counsel satisfactory to the Corporation that such transfer complies with applicable federal and state securities laws. Stop transfer instructions will be issued to the Corporation's transfer agent with respect to the Shares.

         9. The plaintiffs hereby unconditionally release the Corporation and all current, past and future officers, directors, employees and agents of the Corporation, whether or not named, from any and all liability that may arise out of any breach, default or claim under the separate agreement with the Spurlock Family Limited Partnership, including but not limited to any liability arising out of the transfer of the Corporation's common stock to any plaintiff or the fulfillment of the obligations of the Spurlock Family Limited Partnership under such separate agreement relating to any rights related to those securities by any of the plaintiffs. The Corporation in no way guarantees the performance of the obligations set forth in the separate agreement with the Spurlock Family Limited Partnership, and each plaintiff agrees that his or her remedies for any breach, claim or default thereunder shall be exclusively against the parties to such agreement and not against the Corporation, its officers, directors and employees, or any successor of the Corporation.

         10. In the event that the orders of the Court contemplated in Paragraphs 4 and 5 not be entered, or be entered but reversed or modified on appeal, then this Agreement shall have no further force and effect, and shall be without prejudice to the claims, defenses, rights and contentions of the defendants or plaintiffs.


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         11. Neither this Agreement nor any  proceedings  hereunder shall in any event be construed as or deemed to be evidence of any admission on the part of any of the Corporation's present or former directors, officers, employees,
partners,   principals,   agents,   attorneys,   subsidiaries,   affiliates,  or
predecessors or successors of any liability or wrongdoing whatsoever, or of the truth of the averments of the Complaint in this action or an admission of any lack of merit in their defenses, nor shall this Agreement, or any of the terms hereof, or any of the negotiations or proceedings connected herewith, be offered or received in evidence for any purpose other than for purposes of the Settlement and its effectuation and the dismissal order which it contemplates, and, without limitation, they shall not be used as an admission of any wrongful or illegal activity on the part of any person or of any liability whatsoever by any of the defendants, or as an admission of damage to any person, including the Corporation, or as an admission of any of the averments contained in the Complaint in this action.

         12. This Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Virginia (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia). All parties hereby consent to and accept the exclusive jurisdiction of the federal and state courts serving the Commonwealth of Virginia in all disputes arising from this Agreement, including without limitation the interpretation, performance, termination of this Agreement.

         13. This Agreement may be executed in counterparts by the parties hereto, each of which shall be deemed an original and which together shall constitute one and the same instrument.

         DATED as of December 2, 1998.



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                                      PLAINTIFFS:

                                               /s/ LEE RASMUSSEN
                                               -----------------------------
                                               LEE RASMUSSEN

                                               /s/ DOUG RICHMOND
                                               -----------------------------
                                               DOUG RICHMOND

                                               /s/ JEFF T. COATES
                                               -----------------------------
                                               JEFF T. COATES

                                               /s/ ERNEST REEVES
                                               -----------------------------
                                               ERNEST REEVES

                                               /s/ VERNON RASMUSSEN
                                               -----------------------------
                                               VERNON RASMUSSEN

                                               /s/ SHEILA RASMUSSEN
                                               -----------------------------
                                               SHEILA RASMUSSEN

                                               /s/ BEVERLY DITTEMORE
                                               -----------------------------
                                               BEVERLY DITTEMORE

                                               /s/ CHRISTY OLSEN
                                               -----------------------------
                                               CHRISTY OLSEN




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                                      DEFENDANTS:

                                               SPURLOCK INDUSTRIES, INC.,
                                               a Virginia corporation


                                               By: /s/ Phillip S. Sumpter
                                                   -------------------------
                                                   Phillip S. Sumpter
                                                   Chairman and CEO

                                               /s/ HAROLD N. SPURLOCK
                                               -----------------------------
                                               HAROLD N. SPURLOCK

                                               /s/ IRVINE R. SPURLOCK
                                               -----------------------------
                                               IRVINE R. SPURLOCK

                                               /s/ H. NORMAN SPURLOCK, JR.
                                               -----------------------------
                                               H. NORMAN SPURLOCK, JR.

                                               /s/ PHILLIP S. SUMPTER
                                               -----------------------------
                                               PHILLIP S. SUMPTER

                                               /s/ WARREN E. BEAM, JR.
                                               -----------------------------
                                               WARREN E. BEAM, JR.

                                               /s/ LLOYD PUTMAN
                                               -----------------------------
                                               LLOYD PUTMAN




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